Exhibit 99.1

    AMIS Holdings, Inc. Reports Fourth Quarter and Full Year 2006
Financial Results and Announces Restructuring Plan to Drive Increased
               R&D Effectiveness and Operating Leverage


    --  Record Annual Revenue of $605.6 million, up 20% vs. 2005

    --  Fourth Quarter GAAP EPS of $0.13, Non-GAAP EPS of $0.21

    --  Operating Cash Flow of $40.5 million in Fourth Quarter

    Business Editors/Technology Writers

    POCATELLO, Idaho--(BUSINESS WIRE)--Feb. 1, 2007--AMIS Holdings, Inc. (NASDAQ:AMIS), parent company of AMI Semiconductor, a leader in the design and manufacture of integrated mixed-signal solutions, today reported its financial results for the fourth quarter and year ended December 31, 2006.

    Financial Results

    Fourth quarter 2006 revenue was $157.0 million, representing a sequential decline of 1 percent but a year over year increase of 12 percent. Gross margin for the quarter was 44.7 percent, up 90 basis points sequentially and 60 basis points year over year.

    Operating margin was 9.8 percent in fourth quarter 2006, up 20 basis points sequentially, but down 120 basis points year over year. On a non-GAAP basis, operating margin for the fourth quarter of 2006 was 15.7 percent, up 130 basis points sequentially but down 100 basis points year over year. The sequential increase in non-GAAP operating margin was driven by improved gross margins and lower research and development expenses. Non-GAAP operating margin for the fourth quarter of 2006 and 2005 excludes amortization of acquisition-related intangibles and restructuring charges. In addition, the Company began expensing stock options in the first quarter of 2006, and fourth quarter 2006 non-GAAP operating income excludes approximately $1.9 million of stock-based compensation expense.

    Net income for fourth quarter 2006 was $12.0 million, or $0.13 per diluted share, which compares to net income of $9.7 million or $0.11 per diluted share for the same period in 2005. Non-GAAP net income for fourth quarter 2006 was $19.0 million or $0.21 per diluted share, compared to non-GAAP net income of $15.7 million or $0.18 per diluted share in fourth quarter 2005. GAAP and non-GAAP net income in fourth quarter 2006 were favorably affected by one-time tax items, including a full year catch up on research and development tax credits, of approximately $0.015 per share.

    Revenue for 2006 was $605.6 million, an increase of 20 percent over to 2005. Net income for 2006 was $37.4 million, or $0.42 per diluted share, compared to $21.7 million or $0.25 per diluted share in 2005. Non-GAAP net income for 2006 was $63.5 million, or $0.71 per diluted share, compared to non-GAAP net income of $53.9 million, or $0.61 per diluted share in 2005. Full year 2006 and 2005 non-GAAP net income exclude amortization of acquisition-related intangibles, and restructuring and impairment charges, net of tax effects. Non-GAAP earnings per share for 2006 also excludes stock-based compensation expense of approximately $0.06 per diluted share. Non-GAAP net income for 2005 also excludes charges related to debt refinancing activities in the first quarter and in-process research and development associated with the Flextronics acquisition in the third quarter.

    The Company generated operating cash flow during the quarter of $40.5 million. Cash at the end of the quarter was $77.1 million, a decline of $14.4 million sequentially, due primarily to a voluntary $35 million payment on the Company's term debt made just before the end of the quarter. Capital expenditures during fourth quarter 2006 were $20.7 million.

    "Despite sequentially lower revenue, I am pleased with our performance especially given the industry environment," stated Christine King, chief executive officer. "I am also pleased with our ability to improve gross margin in the fourth quarter as well as our achievements in 2006, including: record annual revenues with 20 percent growth in 2006, the acquisition of Starkey Laboratories' design center and the medical business of NanoAmp Solutions, completion of the test and sort consolidation into our new facility in the Philippines, and the introduction of multiple new technologies that enhance our core competencies. In addition, during 2006 we successfully generated over $100 million in revenue from new products introduced during the year."

    Today the Company also announced a restructuring plan to reduce costs through a consolidation of design centers and a workforce reduction. The restructuring plan includes a workforce reduction of approximately 80 - 85 employees world-wide, representing approximately 3 percent of its total workforce. As part of this reduction, the Company will be closing design centers in Eilat, Israel; Panningen, The Netherlands; Carlsbad, California; and India. The Company anticipates these actions along with other business changes will result in annual cost savings of approximately $10 million when fully implemented by the end of the first quarter 2007. A restructuring charge, expected to range between $6.0 million and $7.0 million, is anticipated to be recorded in the first quarter of 2007. This charge will reflect expenses associated with the workforce reduction and lease termination and other costs associated with closed facilities. Substantially all of the restructuring charges are expected to be cash charges.

    "The difficult actions announced today are necessary to increase our R&D effectiveness and our operating leverage," continued King. "These actions will help to focus our R&D efforts while building a more competitive cost structure and streamlined organization."

    Business Outlook

    "Seasonal weakness in the military and medical markets and continued weakness in communications is expected to drive a decline in revenue in the first quarter, but when compared to the current industry environment, our outlook demonstrates the stability of our target end markets," stated David Henry, senior vice president and chief financial officer. "Despite lower medical and military revenues, which typically generate higher margins, we expect further progress in improving gross margins as a result of our continued focus on improving operating efficiencies and reducing costs. Our outlook for the first quarter of 2007 is as follows:

    --  Revenue is expected to be down 4 to 6 percent sequentially,

    -- Gross margin is expected to be flat to up 50 basis points sequentially,

    -- GAAP earnings per share is expected to be in the range of $0.03 to $0.06 per diluted share. Excluding amortization of acquisition related intangibles, restructuring and impairment charges and stock compensation expense, non-GAAP diluted earnings per share is expected to be in the range of $0.15 to $0.17,

    -- Full year capital expenditures are expected to increase to approximately nine percent of annual revenues, due primarily to increased capacity requirements in our wafer fabs to support future growth."

    Conference Call and Webcast Information

    Christine King, CEO, along with David Henry, senior vice president and CFO, will host a conference call on February 1, 2007 at 5 p.m. ET, to discuss the Company's fourth quarter and full year financial results and its updated business outlook. The web simulcast of this call will be available under the investor relations section of the Company's web site at http://www.amis.com. A webcast replay will be available at that same location until close of business February 15, 2007.

    About AMI Semiconductor

    AMI Semiconductor (AMIS) is a leader in the design and manufacture of silicon solutions for the real world. As a widely recognized innovator in state-of-the-art integrated mixed-signal and structured digital products, AMIS is committed to providing customers with the optimal value, quickest time-to-market semiconductor solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of North America, Europe and the Asia Pacific region.

    Additional Information Regarding Non-GAAP Financial Measures

    Management presents the non-GAAP financial measures presented in this release because we use them as an additional measure of our operating performance and we believe that these excluded charges enhance comparability between current and prior periods. Please see the reconciliation of each of these non-GAAP financial measures to its closest GAAP financial measure in the financial statements that accompany this release. Non-GAAP net income and non-GAAP earnings per share should not be considered as alternatives to net income, earnings per share or other consolidated operations data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance or as a measure of liquidity.

    Forward Looking Statements

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the anticipated charges and the future cost savings associated with the planned restructuring actions; the expectation that the restructuring will focus R&D efforts while building a more competitive cost structure and streamlined organization; the anticipated seasonally weak first quarter revenues in military and medical as well as continued weakness in the communications end market; expected further progress in improving gross margins; and guidance on first quarter 2007 revenue, gross margin, GAAP and non-GAAP earnings per share, and capital expenditures. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include failure to properly execute on the anticipated restructuring plan, failure to operate our manufacturing facilities on a cost-effective basis and in a manner that avoids manufacturing defects and unnecessary scrap, the availability of required capacity at our key subcontractors, manufacturing underutilization, changes in the conditions affecting our target markets, fluctuations in customer demand, timing and success of new products, competitive conditions in the semiconductor industry, failure to successfully integrate the recently-acquired Flextronics, Starkey and NanoAmp businesses, loss of key personnel, general economic and political uncertainty, conditions in the semiconductor industry, exchange rate and hedging risks and other risks and uncertainties that we identified in reports filed from time to time with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. We do not intend to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.


                         AMIS Holdings, Inc.
             Condensed Consolidated Statements of Income
                      (In Millions - Unaudited)

                          Three Months Ended
                          December 31, 2006

                                     Adjustments
                       ---------------------------------------
                       Amortization
                            of
                        Acquisition Restructuring
                         Related         and         Stock
                        Intangible   Impairment   Compensation  Non-
                GAAP      Assets       Charges      Expense      GAAP

Revenue        $157.0  $         -  $          -  $         -  $157.0
Cost of
 revenue         86.8            -             -         (0.3)   86.5
               -------------------------------------------------------
Gross profit     70.2            -             -         (0.3)   70.5

Operating
 expenses:
 Research &
  development    26.4            -             -         (0.7)   25.7
 Selling,
  general and
  admini-
  strative       21.0            -             -         (0.9)   20.1
 Amortization
  of
  acquisition-
  related
  intangibles     5.0         (5.0)            -            -     0.0
 Restructuring
  and
  impairment
  charges         2.4            -          (2.4)           -     0.0
               -------------------------------------------------------
                 54.8         (5.0)         (2.4)        (1.6)   45.8

Operating
 income          15.4          5.0           2.4          1.9    24.7

Non-operating
 expenses, net    5.3            -             -            -     5.3

Income before
 income taxes    10.1          5.0           2.4          1.9    19.4
(Benefit)
 Provision for
 income taxes    (1.9)         0.8           0.9          0.6     0.4
               -------------------------------------------------------
Net income     $ 12.0  $       4.2  $        1.5  $       1.3  $ 19.0
               =======================================================

Earnings per
 share
 Basic         $ 0.14  $      0.05  $       0.02  $      0.01  $ 0.22
 Diluted       $ 0.13  $      0.05  $       0.02  $      0.01  $ 0.21

Weighted
 average
 shares
 Basic           88.1         88.1          88.1         88.1    88.1
 Diluted         89.8         89.8          89.8         89.8    89.8

Key Ratios &
 Information:

Gross margin     44.7%                                           44.9%
Operating
 margin           9.8%                                           15.7%
                       ---------------------------------------


                          Three Months Ended
                          December 31, 2005

                              Adjustments
                       --------------------------
                       Amortization
                            of
                        Acquisition Restructuring
                         Related         and
                        Intangible   Impairment
                GAAP      Assets       Charges      Non-GAAP

Revenue        $139.6  $         -  $          -  $     139.6
Cost of
 revenue         78.0            -             -         78.0
               -----------------------------------------------
Gross profit     61.6            -             -         61.6

Operating
 expenses:
 Research &
  development    23.5            -             -         23.5
 Selling,
  general and
  admini-
  strative       14.8            -             -         14.8
 Amortization
  of
  acquisition-
  related
  intangibles     4.1         (4.1)            -            -
 In-process
  research and
  development       -            -             -            -
 Restructuring
  and
  impairment
  charges         3.8            -          (3.8)           -
               -----------------------------------------------
                 46.2         (4.1)         (3.8)        38.3

Operating
 income          15.4          4.1           3.8         23.3

Non-operating
 expenses, net    4.1            -             -          4.1

Income before
 income taxes    11.3          4.1           3.8         19.2
Provision for
 income taxes     1.6          0.6           1.3          3.5
               -----------------------------------------------
Net income     $  9.7  $       3.5  $        2.5  $      15.7
               ===============================================

Earnings per
 share
 Basic         $ 0.11  $      0.04  $       0.03  $      0.18
 Diluted       $ 0.11  $      0.04  $       0.03  $      0.18

Weighted
 average
 shares
 Basic           86.2         86.2          86.2         86.2
 Diluted         88.9         88.9          88.9         88.9

Key Ratios &
 Information:

Gross margin     44.1%                                   44.1%
Operating
 margin          11.0%                                   16.7%
                       --------------------------


                         AMIS Holdings, Inc.
             Condensed Consolidated Statements of Income
                      (In Millions - Unaudited)

                         Twelve Months Ended
                          December 31, 2006

                               Adjustments
                       ----------------------------
                        Amorti-
                         zation
                           of     Restruc-
                         Acqui-    turing
                         sition     and     Stock
                        Related   Impair-  Compen-
                       Intangible   ment    sation
                 GAAP    Assets   Charges  Expense   Non-GAAP

Revenue         $605.6 $       -  $     -  $     -  $   605.6
Cost of revenue  334.5         -        -     (0.8)     333.7
                ----------------------------------------------
Gross profit     271.1         -        -     (0.8)     271.9

Operating
 expenses:
 Research &
  development    104.6         -        -     (3.1)     101.5
 Selling,
  general and
  admini-
  strative        82.9         -        -     (3.9)      79.0
 Amortization
  of
  acquisition-
  related
  intangibles     18.0     (18.0)       -        -          -
 Restructuring
  and
  impairment
  charges          8.3         -     (8.3)       -          -
                ----------------------------------------------
                 213.8     (18.0)    (8.3)    (7.0)     180.5

Operating
 income           57.3      18.0      8.3      7.8       91.4

Non-operating
 expenses, net    18.7         -        -        -       18.7

Income before
 income taxes     38.6      18.0      8.3      7.8       72.7
Provision for
 income taxes      1.2       2.7      2.9      2.4        9.2
                ----------------------------------------------
Net income      $ 37.4 $    15.3  $   5.4  $   5.4  $    63.5
                ==============================================

Earnings per
 share
 Basic          $ 0.43 $    0.17  $  0.06  $  0.06  $    0.72
 Diluted        $ 0.42 $    0.17  $  0.06  $  0.06  $    0.71

Weighted
 average shares
 Basic            87.6      87.6     87.6     87.6       87.6
 Diluted          89.4      89.4     89.4     89.4       89.4

Key Ratios &
 Information:

Gross margin      44.8%                                  44.9%
Operating
 margin            9.5%                                  15.1%
                       ----------------------------


                         Twelve Months Ended
                          December 31, 2005

                                     Adjustments
                       ---------------------------------------
                                                      Costs
                                                    associated
                                                     with the
                        Amorti-                     tender of
                         zation                      10 3/4%
                           of     Restruc-   In-    notes and
                         Acqui-    turing  process  write-off
                         sition     and    Research     of
                        Related   Impair-    and     deferred
                       Intangible   ment   Develop- financing   Non-
                 GAAP    Assets   Charges    ment     costs      GAAP

Revenue         $503.6 $       -  $     -  $     -  $       -  $503.6
Cost of revenue  266.4         -        -        -          -   266.4
                ------------------------------------------------------
Gross profit     237.2         -        -        -          -   237.2

Operating
 expenses:
 Research &
  development     87.4         -        -        -          -    87.4
 Selling,
  general and
  admini-
  strative        67.6         -        -        -          -    67.6
 Amortization
  of
  acquisition-
  related
  intangibles      9.0      (9.0)       -        -          -       -
 In-process
  research and
  development      0.8         -        -     (0.8)         -       -
 Restructuring
  and
  impairment
  charges          5.3         -     (5.3)       -          -       -
                ------------------------------------------------------
                 170.1      (9.0)    (5.3)    (0.8)         -   155.0

Operating
 income           67.1       9.0      5.3      0.8          -    82.2

Non-operating
 expenses, net    48.5         -        -        -      (34.7)   13.8

Income before
 income taxes     18.6       9.0      5.3      0.8       34.7    68.4
Provision
 (benefit) for
 income taxes     (3.1)      1.4      1.8      0.1       14.3    14.5
                ------------------------------------------------------
Net income      $ 21.7 $     7.6  $   3.5  $   0.7  $    20.4  $ 53.9
                ======================================================

Earnings per
 share
 Basic          $ 0.25 $    0.09  $  0.04  $  0.01  $    0.24  $ 0.63
 Diluted        $ 0.25 $    0.09  $  0.04  $  0.01  $    0.23  $ 0.61

Weighted
 average shares
 Basic            85.7      85.7     85.7     85.7       85.7    85.7
 Diluted          88.2      88.2     88.2     88.2       88.2    88.2

Key Ratios &
 Information:

Gross margin      47.1%                                          47.1%
Operating
 margin           13.3%                                          16.3%
                       ---------------------------------------


                         AMIS Holdings, Inc.
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                          December 31,   December 31,
                                              2006           2005
                                           (unaudited)
                                          -------------  -------------
Assets
-----------------------------------------
Current assets:
  Cash and cash equivalents               $       77.1   $       96.7
  Accounts receivable, net                       110.1           99.9
  Inventories                                     77.5           64.3
  Deferred tax assets                              3.9            4.5
  Prepaid expenses and other current
   assets                                         32.3           31.7
                                          -------------  -------------
Total current assets                             300.9          297.1

Property, plant and equipment, net               215.9          203.8
Goodwill, net                                     89.1           72.6
Other intangibles, net                           103.5           92.5
Deferred tax assets                               57.0           51.4
Other long-term assets                            20.5           23.4
                                          -------------  -------------

Total assets                              $      786.9   $      740.8
                                          =============  =============

Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt       $        2.8   $        3.2
  Accounts payable                                57.0           48.8
  Accrued expenses                                57.9           62.7
  Foreign deferred tax liability                   2.3            2.7
  Income taxes payable                             1.7            0.7
                                          -------------  -------------
Total current liabilities                        121.7          118.1

Long-term debt, less current portion             276.8          314.7
Other long-term liabilities                        5.7            8.2
                                          -------------  -------------
Total liabilities                                404.2          441.0

Stockholder's equity:
Common stock                                       0.9            0.9
Additional paid-in capital                       553.6          534.4
Accumulated deficit                             (211.5)        (248.9)
Deferred stock-based compensation                    -           (0.2)
Accumulated other comprehensive income            39.7           13.6
                                          -------------  -------------
Total stockholders' equity                       382.7          299.8

Total liabilities and stockholders'
 equity                                   $      786.9   $      740.8
                                          =============  =============


                         AMIS Holdings, Inc.
           Condensed Consolidated Statements of Cash Flows
                            (In Millions)

                                               Twelve Months Ended:
                                             -------------------------
                                             December 31, December 31,
                                                2006         2005
                                             (unaudited)
                                             ------------ ------------

Cash flows from operating activities
Net income                                   $      37.4  $      21.7
  Adjustments to reconcile net income to net
   cash provided by operating activities:
     Depreciation and amortization                  67.9         55.0
     Write-off of deferred financing costs           0.5          6.7
     Amortization of deferred financing
      costs                                          0.8          0.8
     Stock-based compensation expense                7.9          0.2
     Impairment of long-term asset                   0.6            -
     In-process research and development               -          0.8
     Restructuring charges, net of cash
      expended                                         -          4.9
     Benefit from deferred income taxes             (4.4)        (4.5)
     Loss on disposition of property, plant
      and equipment                                  0.5          0.1
     Noncash effect of change in value of
      derivative                                    (3.8)           -
     Changes in operating assets and
      liabilities:
        Accounts receivable                         (5.1)       (16.3)
        Inventories                                 (6.6)       (11.5)
        Prepaid expenses and other assets           (1.4)         1.0
        Accounts payable and other accrued
         expenses                                   (0.7)        (2.7)
                                             ------------ ------------
Net cash provided by operating activities           93.6         56.2
Cash flows from investing activities
  Purchases of property, plant and equipment       (51.2)       (34.5)
  Change in restricted cash                            -         (1.2)
  Change in other assets                            (5.6)        (2.1)
  Purchase of businesses                           (27.0)      (138.5)
                                             ------------ ------------
Net cash used in investing activities              (83.8)      (176.3)
Cash flows from financing activities
  Payments on long-term debt                       (38.2)      (255.6)
  Proceeds from bank borrowings                        -        320.0
  Deferred financing costs                          (0.1)        (4.5)
  Proceeds from derivative                             -         (0.1)
  Proceeds from exercise of stock options            2.8          3.8
                                             ------------ ------------
Net cash (used in) provided by financing
 activities                                        (35.5)        63.6

Effect of exchange rate changes on cash and
 cash equivalents                                    6.1         (8.5)
                                             ------------ ------------
Net decrease in cash and cash equivalents          (19.6)       (65.0)
Cash and cash equivalents at beginning of
 period                                             96.7        161.7
                                             ------------ ------------
Cash and cash equivalents at end of period   $      77.1  $      96.7
                                             ============ ============


    CONTACT: AMI Semiconductor
             Wade Olsen, 208-234-6045 (Investor Relations) wade_olsen@amis.com
             Tamera Drake, 208-234-6890 (Press Relations) tamera_drake@amis.com or
             Cain Communications
             Susan Cain, 503-538-2747 (Press Relations) scain@caincom.com